UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 15, 2020
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.003 par value per share	AFH	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Events.

Atlas Financial Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) due to circumstances related to the coronavirus disease 2019 (“COVID-19”).

As previously announced in the Company’s Current Report on Form 8-K filed on March 30, 2020, the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) has been delayed. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding COVID-19, which has caused a change in the availability of our support services, and we have had to modify our business practices including employee work locations and cancellation of physical participation in meetings. In addition, as previously disclosed, certain of the Company’s subsidiaries are in rehabilitation, and due to court closures in Illinois resulting from COVID-19, the ability to obtain court orders relating to the rehabilitation has been delayed, which among other things, results in uncertainties with respect to the status of such subsidiaries for purposes of the Company’s annual audit. The Company’s management has had to devote significant time and attention to assessing the potential impact of COVID-19 and related events on the Company’s operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing all of the tasks necessary to file the Annual Report by its March 30, 2020 due date and the Quarterly Report by its May 15, 2020 due date.

Due to these disruptions, the Company previously experienced additional delays in completing and filing its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019 (collectively, the “Periodic Reports”), which were filed late as previously disclosed. As a result of the disruptions and uncertainties described above and the additional time needed for the Periodic Reports and the Annual Report, the Company’s ability to prepare the Quarterly Report is delayed. Consequently, management is currently unable to timely review and prepare the Company’s financial statements for the quarter ended March 31, 2020. The Company expects to file its Quarterly Report as soon as practicable following the filing of the Annual Report.

The following is a Risk Factor related to COVID-19:

Risk of Health Emergencies and Market Disruption.

The occurrence of widespread health emergencies could have a material adverse effect on our business and results of operations. The recent outbreak of coronavirus (“COVID-19”), which has been identified as a “pandemic”, has resulted in decreased economic activity and ongoing health concerns, which have adversely affected the broader global economy.  Federal, State and local governments have taken a variety of actions in efforts to lessen the effects of the pandemic on individuals.  Federal and global actions designed to reduce the adverse impact on the U.S. and European economies have been taken and others may be forthcoming.   At this time, the extent to which COVID-19 and resulting consequences may impact our business and results of operations, and the duration of such impact, is uncertain.  However, health emergencies such as COVID-19 or related significant public health and safety events, such as quarantine measures, travel restrictions, and the potential impact on our business partners and customers could have a material adverse effect on our business and delay the implementation of our business strategy.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
May 15, 2020